Exhibit 99.1

November 4, 2026

ARRAY Technologies Reports Financial Results for the Third Quarter 2026

Delivers Record $2.6 Billion Orderbook While Expanding into Adjacent Products and Markets

Announced Agreement to Combine in a Stock-for-Stock Merger with Shoals Technologies Group, Inc., Creating an Integrated Energy Infrastructure Platform

2026 Third Quarter Business Highlights

•	Record total executed contracts and awarded orders at September 30, 2026 of $2.6 billion, a 42% increase year-over-year

•	Over $1.8 billion of trailing twelve-month net new orders at a book-to-bill of 1.6x

•	Completed the acquisition of Affordable Wire Management (AWM) expanding the product portfolio into wire management and reaching the Battery Energy Storage System (BESS) and Datacenter markets

•	Formally launched Atlas™ I and II, integrated foundation-to-tracker solutions, delivering on the APA integration strategy

•	Announced new 60-degree U.S. tracker variant, designed for high wind and hail regions while balancing capex spend

•	Opened state-of-the-art manufacturing facility in Albuquerque, significantly expanding the Company’s domestic manufacturing capabilities

2026 Third Quarter Financial Highlights

(in millions, except per share)	3Q 2026
Revenue	$330.2
Gross margin	21.0%
Adjusted gross margin(1)	22.8%
Net loss to common stockholders	($7.9)
Adjusted EBITDA(1)	$32.1
Net loss per basic and diluted common share	($0.05)
Adjusted net income per diluted common share(1)	$0.06

ALBUQUERQUE, NM — (GLOBE NEWSWIRE) — ARRAY Technologies, Inc. (NASDAQ: ARRY) (“ARRAY” or the “Company”), a leading global provider of integrated energy infrastructure products, software, and service solutions, today announced financial results for its third quarter ended September 30, 2026.

“The third quarter marked another significant milestone in ARRAY’s evolution from a tracker company to a provider of integrated energy infrastructure solutions. With the completion of our Affordable Wire Management acquisition, we advanced our balance-of-system strategy and gained access to the fast-growing battery energy storage and data center markets. Combined with the formal launch of ARRAY Atlas™ I and II and our new 60-degree U.S. tracker variant, we are delivering on our strategy to offer customers a more complete, interoperable solution set. This is translating into strong commercial momentum, with a record orderbook of $2.6 billion, up 42% year-over-year, and a trailing twelve-month book-to-bill of 1.6x,” said Chief Executive Officer, Kevin G. Hostetler.

Mr. Hostetler continued, “While our updated full-year guidance reflects shifts in the timing of certain project deliveries, underlying customer demand remains strong and our continued operational execution and cost discipline are driving improved gross margin expectations. With a record orderbook and an expanded portfolio, we are entering 2027 with strong momentum and we believe we are well positioned to deliver profitable growth and create long-term shareholder value.”

Updating Full Year 2026 Guidance

We now expect full-year Adjusted Gross Margin(2) to be approximately 27%. As a result, for the year ending December 31, 2026, the Company now expects:

•	Revenue to be in the range of $1.34 billion to $1.40 billion, previously $1.4 billion to $1.5 billion

•	Adjusted EBITDA(2) to be in the range of $190 million to $210 million, previously $210 million to $230 million

•	Adjusted net income per common share(2) to be in the range of $0.57 to $0.69, previously $0.68 to $0.75

For the quarter ending December 31, 2026, the Company expects revenue to be in the range of $445 million to $505 million.

(1)	A reconciliation of the most comparable GAAP measure to its Non-GAAP measure is included below.
(2)

A reconciliation of projected Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA, and Adjusted net income per common share and free cash flow, which are forward-looking measures that are not prepared in accordance with GAAP, to the most directly comparable GAAP financial measures, is not provided because we are unable to provide such reconciliation without unreasonable effort. The inability to provide a quantitative reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the components of the applicable GAAP measures and non-GAAP adjustments may be recognized. The GAAP measures may include the impact of such items as non-cash share-based compensation, revaluation of the fair-value of our contingent consideration, acquisition-related expenses, and the tax effect of such items, in addition to other items we have historically excluded from Adjusted gross margin, Adjusted EBITDA and Adjusted net income per common share. We expect to continue to exclude these items in future disclosures of these non-GAAP measures and may also exclude other similar items that may arise in the future (collectively, “non-GAAP adjustments”). The decisions and events that typically lead to the recognition of non-GAAP adjustments are inherently unpredictable as to if or when they may occur. As such, for our 2026 guidance and our 2027-2029 outlook, we have not included estimates for these items and are unable to address the probable significance of the unavailable information, which could be material to future results.

Webcast and Conference Call Information

In a separate press release issued today, the Company announced it had entered into an Agreement and Plan of Merger and Reorganization with Shoals Technologies Group, Inc. Additional information is available in the transaction press release. In light of the transaction announcement, the Company’s previously scheduled third quarter 2026 earnings call will instead be conducted as a joint analyst call with Shoals Technologies Group, Inc. on November 4, 2026 at 8:00 a.m. EDT.

About ARRAY Technologies, Inc.

ARRAY Technologies (NASDAQ: ARRY) is a leading global provider of integrated energy infrastructure for utility-scale and distributed generation providers. Engineered for interoperability, ARRAY’s innovative hardware, software, and services span solar trackers, fixed-tilt systems, foundations, wire management, and other balance-of-system solutions. ARRAY’s products work together to maximize energy production, withstand harsh weather conditions, and deliver value for the entire lifecycle of a project. For more news and information on ARRAY, please visit www.arraytechinc.com.

Investor Relations Contact:

Investor Relations

505-437-0010

investors@arraytechinc.com

Media Contact:

Steven Kirsch

505-738-6923

steven.kirsch@arraytechinc.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations, liquidity and capital resources, business strategies, including with respect to completed or potential strategic transactions, technology or product developments, financing and investment plans, dividend policy, including with respect to our Series A Redeemable Perpetual Preferred Stock (the “Series A Shares”), competitive position, industry and regulatory environment, including potential regulatory reform related to energy credits and the reduction or elimination of certain government incentives, uncertainty relating to the implementation and impacts of tariffs and changes in trade policy, ability to provide 100% domestic content trackers, expectations regarding the macroeconomic environment and geopolitical developments, the expected benefits of, and our ability to integrate, APA Solar, LLC (“APA”) and Affordable Wire Management, LLC (“AWM”), the amount, timing and form of payment of earnout and deferred consideration payable in connection with our acquisitions of APA and AWM, the expected impact of tax legislation on our cash taxes, the expected sufficiency of our liquidity, potential growth opportunities and the effects of competition. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would,” “positioned,” “designed to” or similar expressions and the negatives of those terms.

Our actual results and the timing of events could materially differ from those anticipated in such forward-looking statements as a result of certain risks, uncertainties and other factors, including without limitation: changes in growth or the rate of growth in demand for solar energy projects; factors outside of our control affecting the variability and demand for solar energy, including but not limited to, the retail price of electricity, availability of in-demand components like high-voltage breakers, various policies related to the permitting and interconnection costs of solar plants, and the availability of incentives for solar energy and solar energy production systems, which makes it difficult to predict our future prospects; competitive pressures within our industry; competition from conventional and renewable energy sources; a loss of one or more of our significant customers, their inability to perform under their contracts, or their default in payment; a drop in the price of electricity derived from the utility grid or from alternative energy sources; fluctuations in our results of operations across fiscal periods, which could make our future performance difficult to predict and could cause our results of operations for a particular period to fall below expectations; any increase in interest rates, or a reduction in the availability of tax equity or project debt capital in the global financial markets, which could make it difficult for customers to finance the cost of a solar energy system and reduce the demand for our products; existing electric utility industry policies and regulations, and any subsequent changes or new related policies and regulations, including as a result of the One Big Beautiful Bill Act (“OBBB”), which may present technical, regulatory and economic barriers to the purchase and use of solar energy systems and may significantly reduce demand for our products or harm our ability to compete; termination of the Federal Investment Tax Credit for solar facilities placed in service after December 31, 2027 (other than facilities that began construction before July 4, 2026), the foreign entity of concern and material assistance limitations under the OBBB, and related guidance issued by Treasury and the IRS, including with respect to the beginning of construction; our ability to realize the anticipated benefits of 45X advanced manufacturing production tax credits, including the amount, timing and collectability of vendor rebates; the interruption of the flow of materials from international vendors, which could disrupt our supply chain, including as a result of the imposition of new and/or additional duties, tariffs and other charges or restrictions on imports and exports; changes in the global trade environment, including the continuation or imposition of import tariffs or other import restrictions, including under Section 232 of the Trade Expansion Act of 1962 and Section 301 of the Trade Act of 1974, and the timing and amount of any refunds of tariffs previously paid under the International Emergency Economic Powers Act; the outcome of pending and future antidumping and countervailing duty and anti-circumvention proceedings, the Section 232 investigation of polysilicon and its derivatives, and the U.S. International Trade Commission Section 337 investigation relating to tunnel oxide passivated contact solar cells and modules, and their effect on the cost and availability of modules for our customers’ projects; geopolitical, macroeconomic and other market conditions unrelated to our operating performance including but not limited to a pandemic, the Russia-Ukraine war, attacks on shipping in the Red Sea and Strait of Hormuz, conflict in the Middle East (including, but not limited to, the war in Iran), changing trade policies, inflation and interest rates; fluctuations in foreign currency exchange rates, including the Brazilian Real, and the phase-out of tax incentives in Brazil; our ability to convert our orders in backlog into revenue; the reduction, elimination or expiration, or our failure to optimize the benefits of government incentives for, of regulations mandating the use of, renewable energy and solar energy, particularly in relation to our competitors, which could reduce demand for solar energy systems; failure to, or incurrence of significant costs in order to, obtain, maintain, protect, defend or enforce, our intellectual property and other proprietary rights; delays in construction projects and any failure to manage our inventory; significant changes in the cost of raw materials, including steel and aluminum; disruptions to transportation and logistics, including increases in shipping costs; defects or performance problems in our products, which could result in loss of customers, reputational damage and decreased revenue; delays, disruptions or quality control problems in our product development operations; the development, deployment and commercialization of new products, including DuraTrack D2STM, OmniTrack 2.0, the 60 degree variant of DuraTrack, and our ARRAY AtlasTM suite of foundation-to-tracker solutions; our ability to retain our key personnel or failure to attract additional qualified personnel; additional business, financial, regulatory and competitive risks due to our continued planned expansion into new markets; cybersecurity or other data incidents, including unauthorized disclosure of personal or sensitive data or theft of confidential information and the use of artificial intelligence by cyber threat actors; a failure to maintain an effective system of integrated internal controls over financial reporting including following the completion of our strategic transactions, which may impair our ability to report our financial results accurately; our substantial indebtedness, including our ability to repay, refinance or settle our convertible notes at or prior to maturity; our ability to pay cash dividends on the Series A Shares, the increases in the dividend rate applicable to the Series A Shares, and the potential issuance of shares of our common stock in respect of any accrued dividends; the amount, timing and form of payment of earnout and deferred consideration payable in connection with our acquisitions of APA and AWM, including any dilution resulting from the issuance of shares of our common stock in satisfaction thereof; risks related to actual or threatened public health epidemics, pandemics, outbreaks or crises; changes to laws and regulations, including changes to tax laws and regulations, that are applied adversely to us or our customers; our ability to successfully integrate APA and AWM into our existing operations, realize the anticipated benefits or synergies of our strategic transactions and achieve strategic and other objectives relating to our strategic transactions; risks related to any unforeseen liabilities of APA or AWM; and other factors listed and described in more detail in the section captioned “Risk Factors” in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our other documents on file with the U.S. Securities and Exchange Commission, each of which can be found on our website, www.arraytechinc.com.

Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this press release. You should read this press release with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Non-GAAP Financial Information

This press release includes certain financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA, Adjusted net income, Adjusted net income per common share, Adjusted general and administrative expense, and Free cash flow.

We define Adjusted gross profit as gross profit plus (i) amortization of developed technology and backlog and (ii) acquisition-related expenses. We define Adjusted gross margin as Adjusted gross profit as a percentage of revenue. We define Adjusted EBITDA as net income (loss) to common stockholders plus (i) other income, net, (ii) gain on extinguishment of debts, net, (iii) foreign currency (gain) loss, net, (iv) preferred dividends and accretion, (v) interest expense, (vi) income tax expense, (vii) depreciation expense, (viii) amortization of intangibles, (ix) amortization of developed technology and backlog, (x) equity-based compensation, (xi) change in fair value of contingent consideration, (xii) certain legal expenses, and (xiii) acquisition-related expenses. We define Adjusted net income as net income (loss) to common stockholders plus (i) amortization of intangibles, (ii) amortization of developed technology and backlog, (iii) amortization of debt discount and issuance costs, (iv) gain on extinguishment of debts, net (v) Series A preferred stock accretion, (vi) equity-based compensation, (vii) change in fair value of contingent consideration, (viii) certain legal expenses, (ix) acquisition-related expenses, and (x) income tax expense adjustments. We define Adjusted general and administrative expense as general and administrative expense less (i) equity-based compensation, (ii) certain legal expenses, and (iii) acquisition-related expenses. We define Free cash flow as Net cash provided by operating activities less purchase of property, plant and equipment.

A detailed reconciliation between GAAP results and results excluding special items (“non-GAAP”) is included within this press release. We calculate net income (loss) per common share as net income (loss) to common stockholders divided by the basic and diluted weighted average number of shares outstanding for the applicable period and we define Adjusted net income per common share as Adjusted net income (as detailed above) divided by the basic and diluted weighted average number of shares outstanding for the applicable period.

We believe that these non-GAAP financial measures are provided to enhance the reader’s understanding of our past financial performance and our prospects for the future. Our management team uses these non-GAAP financial measures in assessing the Company’s performance, as well as in planning and forecasting future periods. The non-GAAP financial information is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies.

Among other limitations, Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA, Adjusted net income, Adjusted net income per common share, Adjusted general and administrative expense and Free cash flow do not reflect all of our cash expenditures, or future requirements, for capital expenditures or contractual commitments; do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; in the case of Adjusted EBITDA, do not reflect income tax expense or benefit; and other companies in our industry may calculate Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA, Adjusted net income, Adjusted net income per common share, Adjusted general and administrative expense and Free cash flow differently than we do, which limits their usefulness as comparative measures. Because of these limitations, Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA, Adjusted net income, Adjusted net income per common share, Adjusted general and administrative expense and Free cash flow should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA, Adjusted net income, Adjusted net income per common share, Adjusted general and administrative expense and Free cash flow on a supplemental basis.

You should review the reconciliation of gross profit to Adjusted gross profit and Adjusted gross margin, net income (loss) to Adjusted EBITDA, Adjusted net income and Adjusted net income per common share, General and administrative expense to Adjusted general and administrative expense and Net cash provided by operating activities to Free cash flow below and not rely on any single financial measure to evaluate our business.

Array Technologies, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(in thousands, except per share and share amounts)

	September 30, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$143,280	$244,388
Restricted cash	—	1,596
Accounts receivable, net of allowance of $7,163 and $6,245, respectively	329,456	271,578
Inventories, net	167,494	150,374
Assets held for sale	3,662	—
Prepaid expenses and other	91,769	201,108

Total current assets	735,661	869,044
Property, plant and equipment, net	67,442	58,225
Lease assets	94,294	97,088
Goodwill	231,765	135,173
Other intangible assets, net	274,638	238,579
Deferred income tax assets	24,980	23,965
Other assets	156,171	29,718

Total assets	$1,584,951	$1,451,792

LIABILITIES, REDEEMABLE PERPETUAL PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$199,966	$143,994
Accrued expenses	101,533	54,289
Income tax payable	—	4,687
Current portion of deferred revenue	108,484	128,433
Current portion of contingent consideration	13,166	14,551
Current portion of warranty liability	10,301	10,844
Current portion of lease liabilities	8,470	7,662
Current portion of debt	3,244	10,315
Other current liabilities	8,826	2,237

Total current liabilities	453,990	377,012
Deferred income tax liabilities	19,479	22,133
Deferred revenue, net of current portion	36,031	16,794
Contingent consideration, net of current portion	18,405	12,739
Warranty liability, net of current portion	6,308	5,466
Lease liabilities, net of current portion	89,117	89,552
Long-term debt, net of current portion	658,550	658,664
Other long-term liabilities	1,450	9,044

Total liabilities	1,283,330	1,191,404

Array Technologies, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(in thousands, except per share and share amounts)

	September 30, 2026	December 31, 2025
Commitments and contingencies
Series A Redeemable Perpetual Preferred Stock of $0.001 par value; 500,000 authorized; 400,000[1] and 490,829 shares issued as of September 30, 2026 and December 31, 2025, respectively; liquidation preference of $510.0 million and $493.1 million at each date, respectively	509,978	466,728

Stockholders’ equity
Preferred stock of $0.001 par value - 4,500,000 shares authorized; none issued at respective dates	—	—
Common stock of $0.001 par value - 1,000,000,000 shares authorized; 154,269,366 and 152,779,614 shares issued at respective dates	155	152
Additional paid-in capital	189,253	226,848
Accumulated deficit	(388,319)	(422,859)
Accumulated other comprehensive loss	(9,446)	(10,481)

Total stockholders’ equity	(208,357)	(206,340)

Total liabilities, redeemable perpetual preferred stock and stockholders’ equity	$1,584,951	$1,451,792

(1)	Adjusted to reflect the increase in liquidation preference rather than the number of shares.

Array Technologies, Inc.

Condensed Consolidated Statements of Operations (unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$330,212	$393,491	$895,689	$1,058,097
Cost of revenue
Cost of product and service revenue	254,849	283,386	646,489	767,161
Amortization of developed technology and backlog	6,144	4,434	17,373	11,713

Total cost of revenue	260,993	287,820	663,862	778,874

Gross profit	69,219	105,671	231,827	279,223

Operating expenses
General and administrative	58,783	52,248	163,512	141,147
Change in fair value of contingent consideration	(10,293)	1,014	(10,438)	1,014
Depreciation and amortization	6,789	6,958	22,939	17,951

Total operating expenses	55,279	60,220	176,013	160,112

Income from operations	13,940	45,451	55,814	119,111
Interest income	2,152	2,977	6,941	10,096
Interest expense	(5,810)	(5,046)	(17,159)	(21,849)
Foreign currency gain (loss), net	39	(6)	729	2,026
Gain on extinguishment of debts, net	—	—	—	14,207
Other (expense) income, net	(473)	68	(629)	12

Total other (expense) income, net	(4,092)	(2,007)	(10,118)	4,492

Income before income tax expense	9,848	43,444	45,696	123,603
Income tax expense	1,651	9,941	11,156	30,092

Net income	8,197	33,503	34,540	93,511
Preferred dividends and accretion	16,113	15,144	47,558	44,375

Net (loss) income to common stockholders	$(7,916)	$18,359	$(13,018)	$49,136

(Loss) income per common share
Basic	$(0.05)	$0.12	$(0.08)	$0.32

Diluted	$(0.05)	$0.12	$(0.08)	$0.32

Weighted average number of common shares outstanding
Basic	154,014	152,727	153,616	152,465

Diluted	154,014	154,090	153,616	153,350

Array Technologies, Inc.

Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Operating activities
Net income	$8,197	$33,503	$34,540	$93,511
Adjustments to reconcile net income to cash provided by operating activities:
Provision for bad debts	1,266	(909)	1,269	1,001
Deferred tax (benefit) expense	805	6,994	(1,832)	6,748
Depreciation and amortization	9,308	7,735	29,159	19,923
Amortization of developed technology and backlog	6,144	4,434	17,373	11,713
Amortization of debt discount and issuance costs	901	950	2,669	4,407
Gain on extinguishment of debts, net	—	—	—	(14,207)
Equity-based compensation	2,491	4,647	11,011	11,343
Change in fair value of contingent consideration	(10,293)	1,014	(10,438)	1,014
Provision for certain non-trade receivables	10,922	—	10,922	—
Warranty provision	2,063	4,954	9,076	10,290
Inventory reserve	4,007	678	5,204	3,360
Other non-cash	40	(2,027)	730	(2,017)
Changes in operating assets and liabilities	(31,233)	(34,610)	(13,207)	(88,941)

Net cash provided by operating activities	4,618	27,363	96,476	58,145

Investing activities
Purchase of property, plant and equipment	(5,700)	(5,513)	(20,844)	(14,496)
Acquisition, net of cash acquired	(160,869)	(164,916)	(160,869)	(164,916)
Investment in securities	(1,000)	—	(1,000)	—

Net cash used in investing activities	(167,569)	(170,429)	(182,713)	(179,412)

Financing activities
Proceeds from issuance of other debt	19,931	51,595	58,185	108,659
Proceeds from issuance of convertible notes	—	—	—	345,000
Premium paid on capped call	—	—	—	(35,087)
Fees paid on issuance of convertible notes	—	—	—	(10,434)
Repayments of other debt	(16,548)	(64,427)	(67,551)	(119,181)

Array Technologies, Inc.

Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Repayments of term loan facility	—	—	—	(233,875)
Repayments of convertible notes	—	—	—	(78,363)
Dividends paid on Series A Redeemable Perpetual Preferred Stock	(4,308)	—	(4,308)	—
Contingent consideration payments	—	—	(2,574)	(1,204)
Other financing	(234)	90	(2,040)	(1,033)

Net cash used in financing activities	(1,159)	(12,742)	(18,288)	(25,518)

Effect of exchange rate changes on cash and cash equivalent balances	88	141	1,821	5,747
Net change in cash and cash equivalents and restricted cash	(164,022)	(155,667)	(102,704)	(141,038)
Cash and cash equivalents, and restricted cash beginning of period	307,302	378,770	245,984	364,141

Cash and cash equivalents and restricted cash, end of period	$143,280	$223,103	$143,280	$223,103

Array Technologies, Inc.

Adjusted Gross Profit, Adjusted EBITDA, Adjusted Net Income, Adjusted General and Administrative Expense and Free Cash Flow Reconciliation (unaudited)

(in thousands, except per share amounts)

The following table reconciles Gross profit to Adjusted gross profit:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$330,212	$393,491	$895,689	$1,058,097
Cost of revenue	260,993	287,820	663,862	778,874

Gross profit	69,219	105,671	231,827	279,223

Gross margin	21.0%	26.9%	25.9%	26.4%
Amortization of developed technology and backlog	6,144	4,434	17,373	11,713
Acquisition-related expenses(a)	41	399	121	399

Adjusted gross profit	$75,404	$110,504	$249,321	$291,335

Adjusted gross margin	22.8%	28.1%	27.8%	27.5%

(a)	Represents acquisition-related fair value adjustments to Property, plant, and equipment.

The following table reconciles Net income to Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income	$8,197	$33,503	$34,540	$93,511
Preferred dividends and accretion	16,113	15,144	47,558	44,375

Net (loss) income to common stockholders	(7,916)	18,359	(13,018)	49,136

Other income, net	(1,679)	(3,045)	(6,312)	(10,108)
Gain on extinguishment of debts, net	—	—	—	(14,207)
Foreign currency (gain) loss, net	(39)	6	(729)	(2,026)
Preferred dividends and accretion	16,113	15,144	47,558	44,375
Interest expense	5,810	5,046	17,159	21,849
Income tax expense	1,651	9,941	11,156	30,092
Depreciation expense	3,343	1,537	8,435	3,758
Amortization of intangibles	5,965	6,199	20,724	16,166
Amortization of developed technology and backlog	6,144	4,434	17,373	11,713
Equity-based compensation	2,491	4,647	11,011	11,343
Change in fair value of contingent consideration	(10,293)	1,014	(10,438)	1,014
Certain legal expenses(a)	—	—	—	1,232
Acquisition-related expenses(b)	10,471	8,912	21,229	11,999

Adjusted EBITDA	$32,061	$72,194	$124,148	$176,336

(a)

Represents certain legal fees and other related costs associated with (i) actions filed against the company and certain officers and directors alleging violations of the Securities Act and the Exchange Act, which litigation was dismissed and such dismissal was later affirmed, and (ii) legal and success fees related to a regional tax dispute for a period prior to the acquisition of Soluciones Tecnicas Intergrales Norland S.L. and its subsidiaries (collectively, “STI”), and (iii) other litigation and legal matters. We consider these costs not representative of legal costs that we will incur from time to time in the ordinary course of our business.

(b)	Represents acquisition-related expenses.

Array Technologies, Inc.

Adjusted Gross Profit, Adjusted EBITDA, Adjusted Net Income, Adjusted General and Administrative Expense and Free Cash Flow Reconciliation (unaudited)

(in thousands, except per share amounts)

The following table reconciles Net income to Adjusted net income:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income	$8,197	$33,503	$34,540	$93,511
Preferred dividends and accretion	16,113	15,144	47,558	44,375

Net (loss) income to common stockholders	(7,916)	18,359	(13,018)	49,136

Amortization of intangibles	5,965	6,199	20,724	16,166
Amortization of developed technology and backlog	6,144	4,434	17,373	11,713
Amortization of debt discount and issuance costs	901	879	2,669	4,336
Gain on extinguishment of debts, net	—	—	—	(14,207)
Series A Preferred stock accretion	8,201	7,548	24,101	22,182
Equity-based compensation	2,491	4,647	11,011	11,343
Change in fair value of contingent consideration	(10,293)	1,014	(10,438)	1,014
Certain legal expenses(a)	—	—	—	1,232
Acquisition-related expenses(b)	10,535	8,944	21,421	12,031
Income tax expense of adjustments(c)	(6,581)	(6,262)	(18,516)	(10,711)

Adjusted net income	$9,447	$45,762	$55,327	$104,235

(Loss) income per common share
Basic	$(0.05)	$0.12	$(0.08)	$0.32

Diluted	$(0.05)	$0.12	$(0.08)	$0.32

Weighted average number of common shares outstanding
Basic	154,014	152,727	153,616	152,465

Diluted	154,014	154,090	153,616	153,350

Adjusted net income per common share
Basic	$0.06	$0.30	$0.36	$0.68

Diluted	$0.06	$0.30	$0.35	$0.68

Weighted average number of common shares outstanding
Basic	154,014	152,727	153,616	152,465

Diluted	155,108	154,090	155,980	153,350

(a)

Represents certain legal fees and other related costs associated with (i) actions filed against the company and certain officers and directors alleging violations of the Securities Act and the Exchange Act, which litigation was dismissed and such dismissal was later affirmed, and (ii) legal and success fees related to a regional tax dispute for a period prior to the acquisition of STI, and (iii) other litigation and legal matters. We consider these costs not representative of legal costs that we will incur from time to time in the ordinary course of our business.

Array Technologies, Inc.

Adjusted Gross Profit, Adjusted EBITDA, Adjusted Net Income, Adjusted General and Administrative Expense and Free Cash Flow Reconciliation (unaudited)

(in thousands, except per share amounts)

(b)	Represents acquisition-related expenses and fair value adjustments to Property, plant and equipment.
(c)	Represents the estimated tax impact of all Adjusted Net Income add-backs, excluding those which represent permanent differences between book versus tax.

The following table reconciles General and administrative expense to Adjusted general and administrative expense:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
General and administrative expense	$58,783	$52,248	$163,512	$141,147
Equity-based compensation	(2,491)	(4,647)	(11,011)	(11,343)
Certain legal expenses(a)	—	—	—	(1,232)
Acquisition-related expenses(b)	(10,471)	(8,545)	(21,229)	(11,632)

Adjusted general and administrative expense	$45,821	$39,056	$131,272	$116,940

(a)

Represents certain legal fees and other related costs associated with (i) actions filed against the company and certain officers and directors alleging violations of the Securities Act of 1933 and the Securities Exchange Act of 1934, which litigation was dismissed and such dismissal was later affirmed, and (ii) legal and success fees related to a regional tax dispute for a period prior to the acquisition of STI, and (iii) other litigation and legal matters. We consider these costs not representative of legal costs that we will incur from time to time in the ordinary course of our business.

(b)	Represents acquisition-related expenses.

The following table reconciles Net cash provided by operating activities to Free cash flow:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$4,618	$27,363	$96,476	$58,145
Purchase of property, plant and equipment	(5,700)	(5,513)	(20,844)	(14,496)

Free cash flow	$(1,082)	$21,850	$75,632	$43,649